Exhibit 12
                                                                     Page 1 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                         Three Months Ended
                                                               June 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                 $3,484,046   $3,916,181
Federal income taxes                                     1,828,914    1,963,834
Interest charges                                         2,637,873    2,896,187

                                                       ___________  ___________

 Earnings available to cover fixed charges              $7,950,833   $8,776,202

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                               2,693,518    2,903,776
Preferred dividend requirement (1)                         309,927      394,144
Other interest                                                 570       38,068
Amortization of debt discount - net                         80,889       54,197

                                                       ___________  ___________

Total fixed charges                                     $3,084,904   $3,390,185

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.58         2.59

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $203,250     $262,500
Effective tax rate                                           34.42%       33.40%

                                                       ___________  ___________
Preferred dividend requirement                            $309,927     $394,144

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.


















                                                                     Exhibit 12
                                                                     Page 2 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                           Six Months Ended
                                                               June 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                 $6,565,556   $6,553,160
Federal income taxes                                     3,442,508    3,271,540
Interest charges                                         5,288,921    5,801,626

                                                       ___________  ___________

 Earnings available to cover fixed charges             $15,296,985  $15,626,326

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                               5,386,891    5,808,412
Preferred dividend requirement (1)                         689,813      787,106
Other interest                                               4,074       63,593
Amortization of debt discount - net                        157,867      108,394

                                                       ___________  ___________

Total fixed charges                                     $6,238,645   $6,767,505

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.45         2.31

                                                       ___________  ___________

                                                       ___________  ___________







(1) Preferred Dividend Requirement:

Preferred dividends                                       $452,517     $525,000
Effective tax rate                                           34.40%       33.30%

                                                       ___________  ___________
Preferred dividend requirement                            $689,813     $787,106

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.
expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.










                                                                     Exhibit 12
                                                                     Page 3 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                          Twelve Months Ended
                                                               June 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                $14,844,915  $13,238,509
Federal income taxes                                     8,087,762    6,520,805
Interest charges                                        10,925,005   11,206,310

                                                       ___________  ___________

 Earnings available to cover fixed charges             $33,857,682  $30,965,624

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                              11,105,780   11,309,702
Preferred dividend requirement (1)                       1,510,145    1,567,164
Other interest                                              18,402      203,590






Amortization of debt discount - net                        273,856      214,267

                                                       ___________  ___________

Total fixed charges                                    $12,908,183  $13,294,723

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.62         2.33

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $977,517   $1,050,000
Effective tax rate                                           35.27%       33.00%

                                                       ___________  ___________
Preferred dividend requirement                          $1,510,145   $1,567,164

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.
expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.